EXHIBIT 24:  CONSENT OF INDEPENDENT ACCOUNTANTS
                 -----------------------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8, Numbers 33-39459 and 33-61266, and on Form S-3, Number 33-66472 of PPT VISION, Inc. of our report dated November 22, 1995 appearing in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 29 of this Form 10-K.


/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE, LLP
Minneapolis, Minnesota
January 26, 1996


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